EXHIBIT 10.7

Swiss Re

ADDENDUM NO. 2

to the

PROPERTY EXCESS OF LOSS
AGREEMENT OF REINSURANCE
NO. TP1600E,F
(hereinafter referred to as the “Agreement”)

between

PHILADELPHIA INDEMNITY COMPANY
PHILADELPHIA INSURANCE COMPANY
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004
(hereinafter referred to as the “Company”)

and

SWISS REINSURANCE AMERICA CORPORATION
Armonk, New York
(hereinafter referred to as the “Reinsurer”)

It is understood and agreed that as respects policies in force at 12:01 a.m., Eastern Standard Time, January 1, 2005, and new and renewal policies becoming effective on and after said date, Paragraph A. of Article VIII – Reinsurance Premium is revised to read as follows:

A.	The Company shall pay to the Reinsurer a premium for the reinsurance provided under the First and Second Excess of Loss Layers at a rate set forth below. Such rates shall be applied to the Company’s Subject Earned Premium for the calendar year under calculation.

Rate
First Excess (Accounting Code No. TP1600E)	.80%

Second Excess (Accounting code No. TP1600F)	.84%

No. TP1600E, F
Addendum No. 2

Swiss Re

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate, by their duly authorized representatives as of the following dates:

In Bala Cynwyd, Pennsylvania, this 21st day of March, 2005

Attest:	PHILADELPHIA CONSOLIDATED HOLDING CORPORATION’S

Following member Companies:

PHILADELPHIA INDEMNITY INSURANCE COMPANY

PHILADELPHIA INSURANCE COMPANY

Thomas R. Herendeen	Christopher J. Maguire

Vice President	Exec. VP & Chief U/W Officer

And in Armonk, New York, this 9th day of February, 2005.

Attest:	SWISS REINSURANCE AMERICA CORPORATION

Pete Thompson	Matt Weber

Vice President	Senior Vice President

No. TP1600E, F
Addendum No. 2